REALLOCATION AGREEMENT

This REALLOCATION AGREEMENT (this “Agreement”) is made effective as of December 17, 2023 (the “Effective Date”), by and among (i) JC Group International Holding, Inc., a California corporation (“JC Group Int’l Holding”), (ii) Jae Chang, Ju Han and Intelon Gen Investment LLC (collectively, the “Jae Owners Group”), (iii) GEN Restaurant Companies, LLC, a Delaware limited liability company (“OpCo”), (iv) JC Holdings Group LLC, a California limited liability company (“JC Holdings”), (v) GEN Restaurant Group, Inc., a Delaware corporation (“PubCo”), (vi) JC Group International, LLC, a California limited liability company (“JC Group Int’l”), and (vii) David Kim, David Kim, Trustee of the DJK Trust as Amended and Restated in 2007, David Kim, Trustee of the Kim Family Living Trust, Surviving Spouse’s Trust, Trust for Andrea, David Kim, Trustee of the Kim Family Living Trust, Surviving Spouse’s Trust, Trust for Solomon, David Kim, Trustee of the Kim Family Living Trust, Surviving Spouse’s Trust, Trust for Joy, Jae Chang, Don Wook Kim, Trustee of the DKAN Family Trust Dated February 25, 2021, Jose Manzanarez Gallardo, Trustee of the Manzanarez Melendez Family Trust Dated December 1, 2020, and Lauren Sun Wang, Trustee of the Lauren Wang Family Trust Dated March 1, 2021, (collectively, the “David Owners Group” and, together with JC Group Int’l Holding, the Jae Owners Group, OpCo, JC Holdings, PubCo and JC Group Int’l, each a “Party” and, collectively, the “Parties”).

R E C I T A L S

WHEREAS, the Parties are certain of the parties to that Restructuring Agreement made effective as of June 26, 2023 (the “Restructuring Agreement”);

WHEREAS, the Parties are some or all of the parties to the Jae Owners Group Contribution Agreement, the JC Group Contribution Agreement and the David Owners Group Contribution Agreement (each as defined in the Restructuring Agreement) (collectively, the “Contribution Agreements”); and

WHEREAS, the Parties have determined that the relative consideration received by them in exchange for contributions made pursuant to the Contribution Agreements should be reallocated to more appropriately reflect the relative value of the equity interests contributed pursuant to the Contribution Agreements.

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.
Reallocation. Subject to the terms of this Agreement, effective as of the Effective Date, the Parties listed on Exhibit Aunder the caption “Transferors” have agreed to transfer and assign all right, title and interest, free and clear of all liens other than those arising under applicable securities laws, to the Parties listed on Exhibit A under the caption “Transferees”, the number of OpCo Class B Common Units and shares of PubCo Class B Common Stock as set forth on Exhibit A (the “Reallocation”). The Transferors shall cause PubCo’s transfer agent to reflect such transfer as soon as practicable following the execution hereof by all Parties.

2.
Adjustment to Contribution Agreements. As among the Parties, the Reallocation shall be deemed to constitute an adjustment to the Contribution Agreements, as of the date of the Contribution Agreements.

3.
Execution; Amendment; Assignment; No Third Party Beneficiaries. This Agreement may be executed by electronic signature (pdf and facsimile formats included) and counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. The rights and obligations of the Parties hereto shall be binding upon and inure to the benefit of their respective successors and permitted assigns. This Agreement may not be assigned by any Party hereto except with the written consent of all of the Parties hereto. This Agreement may only be terminated, modified, supplemented or amended by a written instrument signed by the Parties against which/whom such termination, modification, supplement or amendment is sought to be enforced. Nothing in this Agreement, whether expressed or implied, is intended to or shall be construed as conferring any rights upon any parties other than the respective Parties hereto and their respective successors and permitted assigns.

4.
Representations and Warranties. Each Party represents and warrants, severally and not jointly, to the other Parties that: (i) if such Party is an entity, it is duly organized and validly existing under the laws under which it has been formed; (ii) it has full right and authority to enter into the transactions contemplated by this Agreement to which it is a party; (iii) the consummation of the transactions contemplated by this Agreement to which it is a party will not conflict with, or result in any breach or violation of the organizational documents of such Party that is an entity or any provision of any material agreement or instrument to which such Party is a party or by which any of its assets or property is bound; and (iv) to the extent applicable, it owns each equity or ownership interest that it is agreeing to transfer under this Agreement free and clear of any encumbrances other than encumbrances imposed generally by securities laws.

5.
Governing Law; Entire Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflicts or choice of law principles. This Agreement represents the complete and final understanding and agreement of the Parties hereto with respect to its subject matter and supersedes any prior or contemporaneous oral or written agreements or understandings with respect to such subject matter.

6.
Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable by a court of competent jurisdiction, then the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby and in lieu of such illegal, invalid or unenforceable provision, there shall be automatically added as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

JC GROUP INTERNATIONAL HOLDINGS, INC. By: /s/ Jae Chang________________________ Name: Jae Chang Title: Chief Executive Officer, Secretary and Chief Financial Officer

Jae Owners Group:

/s/ Jae Chang___________________________

Jae Chang

/s/ Ju Han _____________________________

Ju Han

Intelon Gen Investment LLC

By: /s/ Jong Jae Kim________________

Name: Jong Jae Kim[FD1]

Title:    Member

GEN RESTAURANT COMPANIES, LLC

By: GEN Restaurant Group, Inc.

       Managing Member

By: /s/ Jae Chang__________________

Name: Jae Chang

Title: Co-Chief Executive Officer

JC HOLDINGS GROUP, LLC

By: /s/ Jae Chang___________________

Name: Jae Chang

Title:    Manager

GEN RESTAURANT GROUP, INC.

By: /s/ Jae Chang___________________

Name: Jae Chang

Title:   Co-Chief Executive Officer

JC GROUP INTERNATIONAL, LLC

By: /s/ Jae Chang __________________

Name: Jae Chang

Title:   Co-Chief Executive Officer, Secretary,

  Chief Financial Officer

David Owners Group:

DJK Trust, as Amended and Restated in 2007

By: /s/ David Kim___________________

Name: David Kim

Title:    Trustee

Kim Family Living Trust, Surviving Spouse’s Trust, Trust for Andrea

By: /s/ David Kim___________________

Name: David Kim

Title:   Trustee

Kim Family Living Trust, Surviving Spouse’s Trust, Trust for Solomon

By: /s/ David Kim___________________

Name: David Kim

Title:   Trustee

Kim Family Living Trust, Surviving Spouse’s Trust, Trust for Joy

By: /s/ David Kim____________________

Name: David Kim

Title:   Trustee

DKAN Family Trust, dated February 25, 2021

By: /s/ Don Wook Kim _______________

Name: Don Wook Kim

Title:   Trustee

Manzanarez Melendez Family Trust

Dated December 1, 2020

By: /s/ Jose Manzanarez Gallardo_______

Name: Jose Manzanarez Gallardo

Title:   Trustee

Lauren Wang Family Trust, dated March 1, 2021

By: /s/ Lauren Sun Wang ____________

Name: Lauren Sun Wang

Title:   Trustee

EXHIBIT A

Transferors	Number of OpCo Class B Common Units and Shares of Class B Common Stock
Jae Chang	292,214
Ju Han	220,887
JC Holding Group, LLC	300,365
JC Group International Holding Inc.	161,655
Intelon Gen Investment LLC	9,833
Total	984,954

Transferees
DJK Trust as Amended and Restated in 2007	494,124
Kim Family Living Trust, Surviving Spouse’s Trust, Trust for Andrea	32,283
Kim Family Living Trust, Surviving Spouse’s Trust, Trust for Solomon	32,283
Kim Family Living Trust, Surviving Spouse’s Trust, Trust for Joy	32,283
DKAN Family Trust Dated February 25, 2021	196,991
Manzanarez Melendez Family	98,495

Trust Dated December 1, 2020
Lauren Wang Family Trust Dated March 1, 2021	98,495

Total	984,954

[FD1]Mr. Kim didn’t sign in the PDF we were provided-if he signed separately, then the conformed signature can stay in.